UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): November 14, 2005

BEXIL CORPORATION
 (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	File Number 001-12233 (Commission File Number)	13-3907058 (I.R.S. Employer Identification No.)

11 Hanover Square, New York, New York (Address of principal executive offices)	10005 (Zip code)

Registrant's telephone number, including area code: 1-212-785-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions.

On November 14, 2005, Bexil Corporation (the “Company”) issued a press release announcing financial results for the third quarter ended September 30, 2005. A copy of the September 30, 2005 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in this report on Form 8-K (including the exhibit) is being furnished pursuant to Item 5 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exihibits.

Exhibit No.	Description
99.1	Press Release issued by Bexil Corporation, dated November 14, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 14, 2005

BEXIL CORPORATION By: /s/Thomas O'Malley Thomas O'Malley Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Bexil Corporation, dated November 14, 2005

Bexil Corporation Announces Third Quarter 2005 Financial Results

NEW YORK – Bexil Corporation (AMEX: BXL) today reported its financial results for the third quarter of 2005.

BEXIL CORPORATION UNAUDITED CONDENSED STATEMENTS OF INCOME
	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004*	2005	2004*
Revenues:
Consulting fees	$ 37,500	$ 24,999	$ 112,500	$ 74,997
Other	38,992	6,162	86,115	58,368

	76,492	31,161	198,615	133,365
Expenses:
General and administrative	166,434	152,279	499,208	535,022
Communications	4,762	6,055	13,042	23,032
Professional fees	125,665	19,763	298,403	102,728

	296,861	178,097	810,653	660,782

Loss before income taxes and equity in earnings of
York Insurance Services Group, Inc.	(220,369)	(146,936)	(612,038)	(527,417)
Income tax expense (benefit)	124,555	17,105	92,935	(48,068)
Equity in earnings of York Insurance Services Group, Inc.	954,127	588,106	2,134,590	1,563,959

Net income	$ 609,203	$ 424,065	$ 1,429,617	$ 1,084,610

Per share net income:
Basic	$ 0.69	$ 0.48	$ 1.63	$ 1.23
Diluted	$ 0.69	$ 0.48	$ 1.63	$ 1.23
Average shares outstanding:
Basic	879,592	879,591	879,592	879,591
Diluted	879,592	879,591	879,592	880,043

* Note: The unaudited statements of income for the three and nine month periods ended September 30, 2004 were restated to correct the presentation of equity in earnings of York Insurance Services Group, Inc. The restatement presents the equity in earnings of York after income taxes on the statement of income instead of as a component of revenue as originally reported. The correction had no effect on net income or earnings per share.

Bexil Corporation is a holding company. Our primary holding is a 50% interest in privately held York Insurance Services Group, Inc. (“York”). We account for our interest in York using the equity method, and therefore our financial results are not consolidated with York’s.

Three Months Ended September 30, 2005 Compared to Three Months Ended September 30, 2004

For the three months ended September 30, 2005 compared to the three months ended September 30, 2004, total revenue of $76,492 increased $45,331 or 145.5% from $31,161, due to an increase in consulting fees of $12,501 and an increase in other revenue of $32,830. The increase in other revenue was primarily due to an increase in dividends earned from an investment in a money market fund. Equity in earnings of York of $954,127 increased $366,021 or 62.2% due to York’s increased earnings. York’s revenue in the same comparable period increased 5.1%.

Total expenses of $296,861 increased $118,764 or 66.7% compared to the same period in 2004. Professional fees increased $105,902 or 535.9% primarily due to an increase in audit fees. General and administrative expense and communications expense increased $12,862.

Net income for the three months ended September 30, 2005 was $609,203 or $0.69 per share on a diluted basis as compared to net income of $424,065 or $0.48 per share on a diluted basis for the three months ended September 30, 2004.

Nine Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004

For the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004, total revenue of $198,615 increased $65,250 or 48.9% from $133,365, due to an increase in consulting fees of $37,503 and an increase in other revenue of $27,747. The increase in other revenue was primarily due to an increase in investment income from dividends earned from an investment in a money market fund. Equity in earnings of York of $2,134,590 increased $570,631 or 36.5% due to York’s increased earnings. York’s revenue in the same comparable period increased 14.7%.

Total expenses of $810,653 increased $149,871 or 22.7% compared to the same period in 2004. Professional fees increased $195,675 or 190.5% primarily due to an increase in audit fees. The increase in professional fees was partially offset by decreases to general and administrative expenses of $38,814 or 6.7% and communications expenses of $9,990 or 43.4%.

Net income for the nine months ended September 30, 2005 was $1,429,617 or $1.63 per share on a diluted basis as compared to net income of $1,084,610 or $1.23 per share on a diluted basis for the nine months ended September 30, 2004.

York is a privately owned insurance services business process outsourcing company. Since the 1930‘s, York (through predecessor companies) has served as both an independent adjustment company and third party administrator providing claims data and risk related services to insurance companies, self insureds, and intermediaries throughout the United States. More recently, York has established business units in the program management, licensed private investigation, recovery, environmental consulting, retail logistics and large/complex loss adjusting markets.

York’s summarized and unaudited condensed financial information for the nine months ended September 30, 2005 and 2004 was as follows:

	Nine Months Ended September 30,
York Insurance Services Group, Inc.	2005	2004
Revenues	$51,357,653	$44,761,334
Expenses	$44,529,657	$39,694,559
Net income	$ 4,269,181	$ 3,127,918
Working capital	$12,820,028	$11,265,627
Total assets	$29,309,281	$29,980,077
Total liabilities	$11,534,510	$14,046,284
Shareholder's equity	$17,774,771	$15,933,793

More information about Bexil may be found at its web site http://www.bexil.com.

This press release may contain “forward looking information” and “forward looking statements” and similar expressions that reflect Bexil’s current expectations about its future performance, and are subject to risks, uncertainties and other factors that could cause Bexil’s actual performance to differ materially from those expressed in, or implied by, the forward looking information and these forward looking statements.

Contact: Thomas O'Malley
Chief Financial Officer
1-212-785-0400, ext. 267
tomalley@bexil.com